EXHIBIT 32

STATEMENT PURSUANT TO

18 U.S.C. SECTION 1350

AS REQUIRED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of John Deere Capital Corporation (the “Company”) on Form 10-Q for the period ending January 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify that to the best of our knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 27, 2014	/s/ Samuel R. Allen	Chairman and Chief Executive Officer

Samuel R. Allen

February 27, 2014	/s/ Rajesh Kalathur	Senior Vice President and Principal Financial Officer

Rajesh Kalathur

A signed original of this written statement required by Section 906 has been provided to John Deere Capital Corporation and will be retained by John Deere Capital Corporation and furnished to the Securities and Exchange Commission or its staff upon request.